Exhibit 99.1

News Release	Apco Oil and Gas International Inc. (NASDAQ: APAGF) One Williams Center MD 35-8 Tulsa, OK 74172 800-600-3782 www.apcooilandgas.com

DATE: Nov. 4, 2014

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports Third-Quarter 2014 Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and nine-month periods ended Sept. 30, 2014, it generated unaudited net income attributable to Apco of $12.6 million and $22.8 million, or $0.43 and $0.77 per share, compared with a net loss of $6.0 million and net income of $17.4 million, or $(0.21) and $0.59 per share for the same periods in 2013.

Net income increased for the quarter and year-to-date periods compared with the same periods of 2013 due primarily to the combination of greater operating revenues and the absence of a $13.7 million non-cash deferred income tax expense recorded in third-quarter 2013 related to new tax legislation enacted by the Argentine government.

Total operating revenues increased by $12.7 million for the quarter and $5.0 million for the first nine months of 2014 compared with the same periods in 2013. Greater oil and natural gas sales volumes and higher prices contributed to the increase in 2014 revenues. In particular, increased oil volumes from recent exploration success in Colombia began to have a significant impact on revenues during third-quarter 2014.

Partially offsetting the benefits of higher oil and natural gas revenues were decreased revenues from the Oil Plus hydrocarbon subsidy program in Argentina compared with 2013.

Total costs and operating expenses were higher for the third quarter and the first nine months of 2014 compared with 2013 primarily due to greater depreciation, depletion and amortization expense, greater taxes other than income and higher other expenses. Declining forward oil prices resulted in a non-cash impairment charge of $1.6 million recorded in other expenses during third-quarter 2014. Results for the year-to-date period also reflect the absence of a $3.6 million gain realized in 2013 on a farm-out agreement.

During third-quarter 2014, Apco also experienced higher equity income from its 40.72 percent interest in Petrolera Entre Lomas S.A. The impact of higher operating revenues during the quarter contributed to a $1.2 million increase in equity income from Argentine investment compared with the comparable period of 2013.

For the year-to-date period, higher operating revenues for Petrolera were more than offset by the combination of higher operating costs including foreign exchange losses, and greater income tax expense which resulted in decreased equity income from Argentine investment compared with 2013.

2014 Capital Program and Operations Update

During the first nine months of 2014, capital expenditures of $60 million attributable to Apco’s consolidated interests were invested primarily in exploration and development drilling in Colombia and development drilling in Neuquén and Austral basin properties.

In Colombia, Apco participated in the drilling of eight exploration wells and four development wells. In Argentina, Apco participated in the drilling and completion of 25 wells, and an additional eight wells were in various stages of drilling or completion at the end of September.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2014	2013
Three months ended Sep 30
Operating revenue	46,336	33,672
Costs and operating expenses	35,045	27,651
Investment income	5,817	4,482
Net income attributable to Apco	12,621	(6,038)
Per share	0.43	(0.21)

	2014	2013
Nine months ended Sep 30
Operating revenue	115,722	110,741
Costs and operating expenses	95,800	84,777
Investment income	12,297	16,069
Net income attributable to Apco	22,802	17,415
Per share	0.77	0.59

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities

Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.